SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 30, 2004

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On March 30, 2004, Sunoco Logistics Partners L.P. issued a press release announcing that it had:

(1) executed a purchase agreement and was proceeding to close a transaction to acquire, for a purchase price of $20 million, certain logistics assets associated with Sunoco, Inc.’s 150,000 bpd Eagle Point refinery, located in Westville, New Jersey, consisting of: (i) crude oil and refined product ship and barge docks; (ii) refined product truck racks; and (iii) a 4.5 mile, refined product pipeline from the refinery to the origin of the Harbor Pipeline; and

(2) declared a cash distribution for the first quarter 2004 of $0.57 per common and subordinated partnership unit ($2.28 annualized) payable May 14, 2004 to unitholders of record on April 30, 2004, an increase of $0.02 per partnership unit on a quarterly basis ($0.08 annualized increase).

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Sunoco Logistics Partners L.P. Press Release dated March 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC,
its General Partner

	By:	/s/ SEAN P. McGRATH
Sean P. McGrath
Comptroller
(Principal Accounting Officer)

Date: March 30, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Sunoco Logistics Partners L.P. Press Release dated March 30, 2004